Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Auddia Inc. of our report dated April 1, 2024, relating to our audit of the December 31, 2023 financial statements of Auddia Inc, which appears in Auddia Inc’s Annual Form 10-K for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Littleton, Colorado

May 23, 2024